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                          SECURITIES AND EXCHANGE COMMISSION
                               ------------------------
                                WASHINGTON, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



DATE OF REPORT (Date of earliest event reported)  February 12, 1998
                                                  -----------------




                        JITNEY-JUNGLE STORES OF AMERICA, INC.
                        -------------------------------------
               (Exact name of registrant as specified in its charter.)



        MISSISSIPPI                  33-80833                 64-0280539
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(State or other jurisdiction   (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                            Identification number)




                   1770 Ellis Avenue, Suite 200, Jackson, MS 39204
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                 (Address of Principal Executive Offices - Zip Code)




                                    (601) 965-8600
                                    --------------
                 (Registrant's telephone number, including area code)



                                          N/A
                                   ---------------
           (Former name and former address, if changed since last report.)

_______________________________________________________________________________

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Item 2.  Acquisition or Disposition of Assets.

      Jitney-Jungle has sold ten grocery stores to SUPERVALU Holdings, Inc. and affiliated companies ("SUPERVALU"), and four grocery stores to Bruno's, Inc. ("Bruno's). The sale to SUPERVALU was finalized as of February 12, 1998, and the sale to Bruno's was finalized as of February 18, 1998.

      SUPERVALU paid approximately $7.4 million in cash for the equipment and inventory of ten stores located in Gulfport (three stores), Hattiesburg (two stores), Biloxi, Vicksburg and Waveland, Mississippi, and Pensacola, FL (two stores). Bruno's paid approximately $2.3 million in cash for the equipment and inventory of four stores located in Montgomery (two stores), Prattville and Tuscaloosa, Alabama. In both instances, equipment was valued at a negotiated price and inventory was valued at retail less gross margin percentage for the store in question.

      The sale to SUPERVALU was made pursuant to a Federal Trade Commission ("FTC") Consent Order dated January 29, 1998, approving the Agreement containing Consent Order entered into on September 11, 1997, by and among Jitney-Jungle, Delchamps, Inc., Bruckmann, Rosser Sherrill & Co., L.P., Delta Acquisition Corporation and the FTC in connection with the merger of Jitney-Jungle and Delchamps, Inc.

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                              SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          JITNEY-JUNGLE STORES OF AMERICA, INC.

DATE:  February 25, 1998                  By: /s/ David R. Black
                                              ----------------------
                                              Senior Vice President - Finance,
                                              Chief Financial Officer